Exhibit 15.1

August 2, 2023

The Board of Directors and Stockholders of

Big 5 Sporting Goods Corporation

2525 East El Segundo Boulevard

El Segundo, CA 90245

We are aware that our report dated August 2, 2023, on our review of theinterim financial information of Big5 Sporting Goods Corporation and subsidiaries appearing in this Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 2023, is incorporated by reference in Registration Statement Nos. 333-149730, 333-179602, 333-215545, 333-234317, and 333-268129 each on Form S-8.

/s/ Deloitte & Touche LLP

Los Angeles, California